Exhibit 5.1

                             JAFFE & FALK, LLC
                             777 Terrace Avenue
                        Hasbrouck Heights, NJ 07604
                          Telephone (201) 288-8282
                          Telecopier (201) 288-8208
                         Email jmj@jaffefalkllc.com

                              February 1, 2005

Dialysis Corporation of America
1302 Concourse Drive, Suite 204
Linthicum, Maryland 20190

     RE: Registration Statement - Form S-8
         62,000 Shares of Common Stock issuable under options

Gentlemen:

     We have acted as counsel for Dialysis Corporation of America, a Florida corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale of 62,000 shares of common stock, $.01 par value (the "Common Stock") of the Company issuable upon exercise of the Company's options (the "Shares") granted by the Company under the 1999 Stock Option Plan of Dialysis Corporation of America (the "Plan").

     In rendering this opinion, we have examined such corporate records, other documents, and questions of law as we have deemed relevant and necessary as a basis for this opinion.

     The opinion set forth herein is limited to the laws of the State of Florida, and we express no opinion as to the laws of any jurisdiction, except with respect to the federal securities laws typically applicable to transactions of the type contemplated by the Registration Statement.

     The opinion expressed in this letter is provided to you for your benefit and for the benefit of the SEC solely with regard to the Registration Statement, only in connection with the offer and sale by the Company of the Shares issuable upon exercise of the options under the Plan covered by and while the Registration Statement is in effect, and not with respect to the resales, if any, by the optionees.

     On the basis of the foregoing, we are of the opinion that the Shares of Common Stock issuable upon the exercise of the options, when issued, delivered and paid for in the manner set forth in the Registration Statement and in accordance with any applicable option certificate or agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(5) of Regulation S-K under the Securities Act. In giving

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such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

                                  Very truly yours,

                                  /s/ Jaffe & Falk, LLC

                                  JAFFE & FALK, LLC

LEJ:nac